Exhibit 10.178
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
DATED SEPTEMBER 1, 2006

This Amendment No. 2 to Employment Agreement (“EA”) is amending the Employment Agreement that was entered into and signed on February 18, 2003, and amended on February 3, 2005, by and between Century Casinos, Inc., a Delaware corporation and Dr. Erwin Haitzmann (“Employee”), an Austrian citizen, as follows:

A)   The following sentence shall be added to Section 2 (Duties of Employee): “Employee shall plan, schedule and book all business travels at his discretion.”

B)
A new Section 4.4 shall be added to read as follows: “Employer shall provide pension insurance for the benefit of Employee (or Employee’s dependents in case of death of  Employee). The contract value of the pension insurance shall be €500,000 (five hundred thousand Euros); it is expected that the monthly cost to Employer for this pension insurance will be in the range of €1,500 to €2,500. In case any of the following Sections of the EA becomes effective, Employee shall promptly receive the contract value of the pension insurance as a cash payment from the Company or Century: 5.1(a), 5.1(b), 5.3.”

C)
Section 5.4 (Effective Date of Termination) has been amended in its entirety to read as follows: “Unless otherwise specified, the effective date of termination, as used in this Section 5, shall be the date on which (i) Employee receives written notice of termination from the Company and such termination is not contested by Employee, or, if contested by Employee, such termination has been found legally correct and there are no further possibilities for Employee to challenge such legal decision, or (ii) Employee gives written notice of termination to the Company.”

IN WITNESS WHEREOF, Employer and Employee have duly executed this Amendment No. 2 as of the day and year first above written.

EMPLOYER                           EMPLOYEE:
CENTURY CASINOS EUROPE GMBH:

 /s/ Christian Gernert                         /s/ Erwin Haitzmann
By:    Dr. Christian Gernert,                  By:  Dr. Erwin Haitzmann
      Geschäftsführer

FOR CENTURY CASINOS, INC.
AND THE COMPENSATION COMMITTEE:

 /s/ Gottfried Schellmann
By:  Mag. Gottfried Schellmann,
    Director and Member of the Compensation Committee

 /s/ Dinah Corbaci
By:  Dr. Dinah Corbaci,
    Director and Member of the Compensation Committee